UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2006

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 Park Avenue

New York, New York 10022

(Address of principal executive offices)

(212) 277-7100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On October 19, 2006, ExlService Holdings, Inc. (the “Company” or “we” or “us”) entered into an underwriting agreement (the “Agreement”) among the Company, Citigroup Global Markets Inc., Goldman Sachs & Co., Merrill Lynch & Co. and Thomas Weisel Partners LLC, (collectively the “Underwriters”), relating to the Company’s initial public offering of common stock, par value $0.001 per share (the “Common Stock”). Under the Agreement, the Company agreed to sell to the Underwriters 5,000,000 shares of Common Stock at a purchase price per share of $12.555 (the offering price to the public of $13.50 per share minus the underwriters’ discount). The Company also provided the Underwriters with the option to purchase up to an additional 750,000 shares of Common Stock. On October 24, 2006, the Underwriters exercised this option in full. The Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The offering closed on October 25, 2006 (the “Closing Date”).

The underwriters may, from time to time, perform various financial advisory and investment banking services for us for which they may receive customary fees and expenses. Solomon Smith Barney, an affiliate of Citigroup Global Markets Inc., has been retained by the Company to perform services with regard to the Company’s equity incentive plans and will receive customary fees and expenses for the performance thereof.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein in its entirety.

Registration Rights Agreement

In connection with our initial public offering, we entered into a Registration Rights Agreement (the “RRA”), dated as of October 25, 2006, with Financial Technology Ventures (Q), L.P., Financial Technology Ventures, L.P., Financial Technology Ventures II (Q), L.P., Financial Technology Ventures II, L.P. (collectively, “FTVentures”), Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. (together “Oak Hill”), Vikram Talwar, our Chief Executive Officer and Vice Chairman, Rohit Kapoor, our President, Chief Financial Officer and a member of our Board of Directors, and certain of their respective affiliates (collectively, the “Designated Stockholders”) relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Designated Stockholders holding at least a majority of the registrable securities held by all of the Designated Stockholders may require that we register for public resale under the Securities Act of 1933, as amended (the “Securities Act”), all shares of Common Stock that they request be registered at any time after the expiration of certain lock-up periods following our initial public offering so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of at least $20.0 million. However, after the earlier of 18 months from the consummation of our initial public offering or 12 months after the consummation of our initial public offering if a demand registration with regard to our shares of Common Stock has been completed, FTVentures and their affiliates, acting alone, will have the right to make one demand to register their shares of Common Stock so long as they hold shares of Common Stock representing at least 7.5% of our outstanding Common Stock at the time. Similarly, after the earlier of 18 months from the date of our initial public offering or 12 months after the consummation of our initial public offering if a demand registration with regard to our shares of Common Stock has been completed, Messrs. Talwar and Kapoor and their affiliates, acting together, will have the right to make one demand to register their shares of Common Stock so long as they hold shares of Common Stock representing in the aggregate at least 7.5% of our outstanding Common Stock at the time. We are not obligated to effectuate more than three demand registrations under the RRA. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, the Designated Stockholders have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. Non-requesting Designated Stockholders are entitled to piggyback registration rights with respect to any registration request made by the requesting Designated Stockholders. If the registration requested by the Designated Stockholders is in the form of a firm underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would have a material adverse effect on the distribution or sales price of the shares of Common Stock in the offering, the number of shares included in the offering will be determined as follows:

•	first, shares offered by the requesting Designated Stockholders (pro rata, based on the number of their respective shares requested to be included in such offering);

•	second, shares offered by any other stockholders (pro rata, based on the number of their respective shares requested to be included in such offering) except to the extent any such holders have agreed under existing agreements to grant priority with regard to participation in such offering to any other holders of our securities; and

•	third, shares offered by us for our own account.

In addition, the Designated Stockholders have been granted piggyback rights on any registration for our account or the account of another stockholder. If the managing underwriter in an underwritten offering determines that the number of securities offered in a piggyback registration would have a material adverse effect on the distribution or sales price of the shares of Common Stock in the offering, the number of shares included in the offering will be determined as follows:

•	first, shares offered by us for own account if we have initiated such registration or by any stockholders exercising demand rights with respect to such registration (pro rata, based on the number of their respective shares requested to be included in such offering);

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•	second, shares offered by any of our other stockholders (including the Designated Stockholders) (pro rata, based on the number of their respective shares requested to be included in such offering) except to the extent any such holders have agreed under existing agreements to grant priority with regard to participation in such offering to any other holders of our securities; and

•	third, shares offered by us for our own account if any stockholder initiated such registration by exercising demand rights.

In connection with this offering or the other registrations described above, we will indemnify any selling stockholders and we will bear all fees, costs and expenses (except underwriting discounts and selling commissions).

FTVentures and Oak Hill are our principal stockholders. Vikram Talwar is our Chief Executive Officer and our Vice Chairman, and Rohit Kapoor is our President, Chief Financial Officer and a member of our Board of Directors. Certain of our customers are controlled by Oak Hill or FTVentures. In addition, prior to our initial public offering, we were party to a management arrangement with FTVentures and Oak Hill pursuant to which we made certain annual payments to FTVentures and Oak Hill in exchange for certain management services. See Item 1.02—Termination of a Material Definitive Agreement.”

A copy of the Registration Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein in its entirety.

Preferred Stock Repurchase Agreement

In connection with our initial public offering, on October 25, 2006, we entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with certain holders of our Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), pursuant to which we agreed to repurchase such holders’ shares of Preferred Stock using a portion of the proceeds from our initial public offering for a purchase price equal to the Liquidation Preference (as defined in our Amended and Restated Certificate of Incorporation) of such shares, including accrued but unpaid dividends, through October 25, 2006.

We will redeem the shares of preferred stock held by all the holders of shares of Preferred Stock who are not parties to the Repurchase Agreement. Through the Repurchase Agreement and the redemption, we intend to retire all our approximately $6.5 million in aggregate principal amount of Preferred Stock, plus accrued and unpaid dividends.

Holders of our Preferred Stock include Oak Hill, FTVentures and certain members of our management. See “–Registration Rights Agreement” above for a description of certain relationships with Oak Hill and FTVentures.

A copy of the Repurchase Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein in its entirety.

Item 1.02 Termination of a Material Definitive Agreement

In connection with our initial public offering, on October 25, 2006, we terminated our management arrangement with Oak Hill and FTVentures under which we made certain annual payments to Oak Hill and FTVentures of not more than $200,000 per year in return for advice related to insurance matters, including directors and officers insurance, various business introductions, assistance in hiring of key employees and other services related to marketing our services to potential clients.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2006, we amended and restated our Certificate of Incorporation and By-laws in connection with our initial public offering. Below is a summary of the material provisions of these documents, as amended.

Capital Stock; Stock Conversion; Stock Split

Prior to our initial public offering, we had two classes of common stock, our Series A common stock and Series B common stock. In connection with our initial public offering, each share of our Series B common stock was converted automatically and without any action on the part of the holders or our part into one share of our Series A common stock, and each option to purchase shares of our Series B common stock was adjusted to convert without any action on the part of the holders into an option to purchase the same number of shares of our Series A common stock. We refer to this conversion as the “Share Conversion.” In addition, we effected a two for one stock split of our Common Stock (the “Stock Split”). Following our initial public offering, the Stock Conversion and the Stock Split, our authorized capital stock consists of 100,000,000 shares of Common Stock and 15,000,000 shares of preferred stock.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding Common Stock voting for the election of directors can elect all directors then being elected. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of Common Stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made.

Election and Removal of Directors

Our board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors.

Our amended and restated certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

Amendment of the Certificate of Incorporation and By-Laws

Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and the provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our articles of incorporation and for the adoption, amendment or repeal of our by-laws;

•	the provisions relating to the restrictions on stockholder actions by written consent; and

•	the provisions relating to the calling of meetings of stockholders.

In addition, our board of directors is permitted to alter our by-laws without obtaining stockholder approval and the affirmative vote of holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors will be required for any amendment to our amended and restated by-laws by the stockholders.

Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference in their entirety.

Item 8.01 Other Events

On October 25, 2006, the Company issued a press release announcing the closing of its initial public offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

4.1	Registration Rights Agreement, dated as of October 25, 2006, by and among the Company and certain stockholders.

99.1	Stock Repurchase Agreement, dated as of October 25, 2006, by and among the Company and the holders of Series A Preferred Stock listed on Schedule I thereto.

99.2	Press Release of ExlService Holdings, Inc. dated October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Vikram Talwar
Name:	Vikram Talwar
Title:	Chief Executive Officer and Vice Chairman

Dated: October 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

4.1	Registration Rights Agreement, dated as of October 25, 2006, by and among the Company and certain stockholders.

99.1	Stock Repurchase Agreement, dated as of October 25, 2006, by and among the Company and the holders of Series A Preferred Stock listed on Schedule I thereto.

99.2	Press Release of ExlService Holdings, Inc. dated October 25, 2006.